Exhibit 99.1

Contact:	Investors/Analysts
Brian Vereb
Alliance Data
614-528-4516
Brian.Vereb@AllianceData.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@AllianceData.com

ALLIANCE DATA PROVIDES
PERFORMANCE UPDATE FOR NOVEMBER 2021

COLUMBUS, Ohio, December 15, 2021 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of tech-forward payment and lending solutions, provided a performance update. The following tables present the Company’s net charge-offs and delinquency rate for the periods indicated.

	For the month ended November 30, 2021	For the eleven months ended November 30, 2021
	(dollars in thousands)
End of period receivables	$16,644,454	$16,644,454
Average receivables	$16,008,630	$15,559,698
Year over year change in average receivables	2%	(5)%
Net charge-offs	$61,253	$657,399
Net charge-offs as a percentage of average receivables (1)	4.6%	4.6%

(1)  Compares to 5.2% and 6.4% for the month and eleven months ended November 30, 2020, respectively.

	As of November 30, 2021	As of November 30, 2020
	(dollars in thousands)
30 days + delinquencies - principal	$615,063	$759,783
Period ended receivables - principal	$15,854,700	$15,347,163
Delinquency rate	3.9%	5.0%

Alliance Data Systems Corporation
December 15, 2021

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading provider of tech-forward payment and lending solutions, serving customers and consumer-based industries in North America. Through omnichannel touch points and a comprehensive product suite that includes credit products and Bread® digital payment solutions, Alliance Data helps its partners drive loyalty and growth, while giving customers greater payment choices. Through its Comenity-branded financial services, it also offers credit and savings products to consumers.

Headquartered in Columbus, Ohio, Alliance Data is an S&P MidCap 400 company that employs approximately 6,000 associates worldwide. In November 2021, Alliance Data completed the spinoff of its LoyaltyOne segment, which included the Canadian AIR MILES® Reward Program, and Netherlands-based BrandLoyalty. The company is now known as Loyalty Ventures Inc. (Nasdaq: LYLT).

More information about Alliance Data can be found at AllianceData.com. Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives including our ability to realize the intended benefits of the spinoff of our LoyaltyOne segment, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, and reduction in demand from clients.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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